Exhibit 8.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM	TELECOPIER NUMBER (202) 337-5502 PHONE NUMBER (202) 295-4500

March 23, 2026

Richmond Mutual Bancorporation, Inc.

31 North 9th Street

Richmond, Indiana 47374

Re:	Agreement and Plan of Merger by and between Richmond Mutual Bancorporation, Inc.
and The Farmers Bancorp, Frankfort, Indiana dated November 11, 2025

Ladies and Gentlemen:

We have acted as special tax counsel for Richmond Mutual Bancorporation, Inc., a Maryland corporation (“RMBI”), in connection with the preparation and filing on March 23, 2026, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 (as such may thereafter be amended or supplemented, the “Registration Statement”). The Registration Statement relates to a plan of reorganization involving the merger of The Farmers Bancorp, Frankfort, Indiana, an Indiana corporation (“Farmers”), with and into RMBI, with RMBI being the surviving corporation (the “Merger”) and the resulting exchange by the Farmers shareholders of shares of Farmers Common Stock for shares of RMBI Common Stock pursuant to the terms of the Agreement and Plan of Merger by and between RMBI and Farmers dated as of November 11, 2025 (the “Merger Agreement”), as further set forth in the joint proxy statement/prospectus contained in the Registration Statement (the “Prospectus”). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Merger Agreement, a copy of which is filed as an exhibit to the Registration Statement.

In connection with rendering the opinion expressed below, we have reviewed the Merger Agreement, the Registration Statement (including the Prospectus contained therein) and such other documents and records that we have deemed necessary or appropriate for purposes of issuing our opinion (collectively, the “Documents”).  In addition, with your consent, we have assumed and relied upon, without independent investigation, the accuracy and completeness of the representations and warranties contained in the Merger Agreement as well as the representations contained in the RMBI Officer’s Certificate dated March 23, 2026 and the Farmers Officer’s Certificate dated March 23, 2026 (together, the “Officers’ Certificates”).

In rendering our opinion, we have assumed with your permission and without independent verification or inquiry that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement; (ii) the representations and statements contained in the Merger Agreement were when made and will at all times remain true, accurate and complete; (iii) the parties have complied with, and if applicable will continue to comply with, the covenants contained in the Merger Agreement in all material respects; (iv) the statements as to factual matters contained in the Registration Statement and the Prospectus are and will remain at all times true, accurate and complete; (v) each of the representations in the Officers’ Certificates is true, accurate and complete as of the date thereof and will at all times remain true, accurate and complete; and (vi) any representation, warranty or statement made in any of the foregoing documents “to the knowledge” (or similar type qualification) of any person or party is correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement.  We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively “statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur.

Richmond Mutual Bancorporation, Inc.

March 23, 2026

We have assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this letter of the information contained in such documents and records.

Based upon and in reliance on the assumptions and representations contained or referenced herein, including those contained in the Merger Agreement, in the Registration Statement and in the Officers’ Certificates, and subject to the limitations and qualifications set forth herein, in the Merger Agreement or in the Registration Statement, we are of the opinion that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that RMBI and Farmers will each be a party to the reorganization within the meaning of Code Section 368(b); and (ii) the statements regarding the United States federal income tax consequences set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger,” to the extent they constitute statements of law or legal conclusions, are correct in all material respects.

We express no opinion as to the tax treatment of the Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Merger, nor do we express any opinion as to non-tax issues such as corporate law or securities law matters.  In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to U.S. holders of Farmers Common Stock. Without limiting the generality of the foregoing, we express no opinion as to the effect of the Merger (i) on any party to the Merger or on any direct or indirect shareholder of the Company that is a corporation under the alternative minimum tax imposed under Section 55 of the Code or (ii) under the excise tax imposed under Section 4501 of the Code.

Richmond Mutual Bancorporation, Inc.

March 23, 2026

The foregoing opinion is based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the IRS, existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed or represented in the Registration Statement, the Prospectus, the Merger Agreement and the Officers’ Certificates. If (i) the relevant facts at the time of closing differ from those represented to us in the Officers’ Certificates or reflected in the Documents, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, which actions may or may not be retroactive in application, our conclusions may differ and our opinion may not be relied upon. It should be noted that no ruling has been sought from the IRS with respect to the federal income tax consequences of the Merger, and this letter is not binding on the IRS or any court.

This opinion is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur hereafter or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

We acknowledge that we are referred to in the Prospectus under the headings “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” and, without admitting that our consent is required under Section 7 of the Securities Act, we consent to the use of our name in those sections and to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein. This opinion is to be used only in connection with the Registration Statement. This opinion is for your benefit and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Silver, Freedman, Taff & Tiernan LLP
SILVER, FREEDMAN, TAFF & TIERNAN LLP